Exhibit 99.1

Universal Compression Holdings, Inc.
4444 Brittmoore Road
Houston, Texas 77041
NYSE: UCO
Contact:
David Oatman
Vice President, Investor Relations
713-335-7460
FOR IMMEDIATE RELEASE
TUESDAY, JUNE 27, 2006
Universal Compression Holdings, Inc. Announces Filing of Registration Statement
for Initial Public Offering by Universal Compression Partners, L.P.
Houston, June 27, 2006 — Universal Compression Holdings, Inc. (Universal Compression Holdings) (NYSE: UCO) today announced the filing of a registration statement on Form S-1 with the Securities and Exchange Commission relating to a proposed initial public offering of 5.5 million common units, representing limited partner interests in Universal Compression Partners, L.P. (Universal Compression Partners), plus an option for the underwriters to purchase up to an additional 825,000 common units. All of the units will be sold by Universal Compression Partners. Application will be made to have the units quoted on the NASDAQ National Market under the symbol “UCLP.”
Universal Compression Partners was formed to provide natural gas contract compression services to customers throughout the United States. A subsidiary of Universal Compression Holdings will be the general partner of Universal Compression Partners. Universal Compression Partners will own a fleet of approximately 850 compressor units, comprising approximately 330,000 horsepower, or approximately 17% (by available horsepower) of Universal Compression Holdings’ domestic contract compression business.
As currently filed, the common units offered to the public will represent approximately 42.6 percent of the outstanding equity of Universal Compression Partners, or approximately 49 percent if the underwriters exercise in full their over-allotment option. Universal Compression Holdings will indirectly own the remaining equity interests in Universal Compression Partners.
Merrill Lynch & Co. and Lehman Brothers Inc. will act as joint book-running managers of the offering. This offering of common units will be made only by means of a prospectus. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, when available, may be obtained from the offices of Merrill Lynch & Co., 4 World Financial Center, Attention: Prospectus Department, New York, NY 10080; phone: 212-449-1000; or Lehman Brothers Inc., c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY, 11717; phone: 631-254-7106.

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Universal Compression Holdings, Inc.

A registration statement has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in any such state.
Universal Compression Partners principal executive offices are located at 4444 Brittmoore Road, Houston, Texas 77041-8004 and its telephone number is (713) 335-7000.
About Universal Compression Holdings (NYSE: UCO)
Universal Compression Holdings, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.
Forward-Looking Statements
Statements about the proposed offering are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal’s control, and a variety of risks that could cause results to differ materially from those expected by management of Universal Compression Holdings or Universal Compression Partners.

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